UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   July 7, 2010

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices)  (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On July 7, 2010, H&R Block, Inc.’s (the “Company”) Board of Directors elected Alan M. Bennett, 59, President and Chief Executive Officer of the Company. Mr. Bennett will continue to serve on the Company's Board of Directors, but will no longer be a member of the Audit Committee. Mr. Bennett previously served as the Company’s interim Chief Executive Officer from November 2007 until August 2008. Mr. Bennett served as Senior Vice President and Chief Financial Officer of Aetna, Inc. (a leading provider of health, dental, group life, disability and long-term care benefits) from 2001 until 2007. A copy of the Company’s press release regarding Mr. Bennett’s election as President and Chief Executive Officer of the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release issued July 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: July 8, 2010	By:/s/ Andrew J. Somora
Andrew J. Somora
Assistant Secretary

EXHIBIT INDEX

Exhibit 99.1	Press release issued July 7, 2010.